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                                                                       EXHIBIT 5

                         [Letterhead of Miller Canfield]



                               _____________, 2004


Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North
Lansing, Michigan 48933

Ladies and Gentlemen:

         We have acted as counsel to Capitol Bancorp Ltd., a Michigan corporation ("Capitol"), and, at the request of Capitol, have examined the registration statement on Form S-4 (registration no. 333-_____) (the "Registration Statement"), filed by Capitol with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder. All capitalized terms not otherwise defined herein are defined herein as in the Registration Statement.

         The Registration Statement relates to, among other things, the registration under the Act of __________ shares of common stock, no par value per share, of Capitol ("Capitol Common Stock"), to be issued to shareholders of First Carolina State Bank, a North Carolina banking corporation ("First Carolina"), upon consummation of the merger (the "Merger") of CBC Bank, a North Carolina banking corporation and wholly-owned subsidiary of Capitol ("CBC") with and into First Carolina. The Merger is to be consummated pursuant to the Agreement and Plan of Merger dated as of December 1, 2003 (the "Merger Agreement") by and between Capitol and First Carolina.

         It is our understanding that upon consummation of the Merger, among other things, (i) CBC will merge with and into First Carolina, with First Carolina, as the surviving bank, and (ii) subject to certain exceptions, each issued and outstanding share of common stock, $5.00 par value per share, of First Carolina ("First Carolina Common Stock") issued and outstanding immediately prior to the effective date of the Merger will be converted into the right to receive: (A) a number of shares of Capitol Common Stock equal to $14.00; or (B) cash in an amount equal to $14.00; or (C) a combination thereof, with 50% of the outstanding shares of First Carolina Common Stock being exchanged for Capitol Common Stock and 50% being exchanged for cash, all as more fully described in the Merger Agreement.

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         In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of (i) the articles of incorporation of Capitol, and all amendments thereto, as filed with the Secretary of State of the State of Michigan, (ii) the by-laws of Capitol, (iii) certain minutes of Capitol made available to us by officers of Capitol, (iv) certain certificates from officers of Capitol as to certain factual matters material to the opinion expressed below, (v) the articles of incorporation of First Carolina as filed with the State of North Carolina, (vi) the by-laws of First Carolina, (vii) certain minutes of First Carolina made available to us by officers of First Carolina, and (viii) the Registration Statement, including the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of this opinion.

         In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Capitol and First Carolina.

         In addition, in rendering this opinion we have assumed, without investigation, (i) that the shares of Capitol Common Stock will be offered in the manner and on the terms identified or referred to in the Registration Statement, (ii) that all conditions to the Merger have been, or will be, met, and (iii) that the Merger will be consummated in accordance with the terms of the Registration Statement and the Merger Agreement. We have also relied, without independent investigation, upon the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement.

         Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. Our opinion is expressed as the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

         Based upon and subject to the foregoing, it is our opinion that: if (i) the Registration Statement becomes and remains effective under the Act and fully complies with all of the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, during all relevant periods, (ii) the proxy statement/prospectus forming a part of the Registration Statement, and the delivery procedures with respect thereto, fulfill all requirements of the Act, the Exchange Act, and all applicable regulations promulgated under the Act and the Exchange Act, throughout all relevant periods, (iii) there is compliance with all federal and state securities laws throughout all relevant periods, and (iv) the Merger has become effective under applicable state law, then upon consummation of the Merger the shares of Capitol Common Stock to be issued to holders of shares of First Carolina Common Stock in connection with the Merger, when issued, will be validly issued, fully paid and nonassessable.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                Sincerely,

                                /s/ MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

                                MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.